UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2023

EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Waterview Blvd., Suite 140, Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MSN	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Emerson Radio Corp. (the “Company”) held its annual meeting of stockholders for the fiscal year ended March 31, 2022 (the “Annual Meeting”) on March 23, 2023, at 9:30 a.m., Eastern Daylight Time. At the Annual Meeting, 18,640,804 shares of the Company’s common stock were represented either in person or by proxy, which is equal to approximately 88.52% of the Company’s outstanding common stock as of the February 13, 2023, record date.

The following proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 21, 2023, were before the meeting, and they received the following votes:

Proposal 1: Election of Directors — According to the final voting results, all director nominees were elected. The number of votes for, withheld and all shares as to which brokers indicated that they did not have authority to vote with respect to each director nominee were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christopher Ho	15,498,404	1,148,725	1,993,675
Michael Binney	15,490,779	1,156,350	1,993,675
Kareem E. Sethi	15,478,336	1,168,793	1,993,675
Kin Yuen	15,485,899	1,161,230	1,993,675

Proposal 2: Ratification of the Appointment of MSPC Certified Public Accountants and Advisors, a Professional Corporation, as the independent registered public accountants of the Company for the fiscal year ending March 31, 2023 — The final number of votes cast for, against or abstaining and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,416,089	51,863	172,852	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Christopher Ho
	Name:	Christopher Ho
	Title:	Chief Executive Officer

Dated: March 28, 2023